UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2020 (February 23, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 380-6645

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2020, TechCare Corp., a Delaware corporation (the “Company”) and Citrine S A L Investment & Holdings Ltd., a corporation formed under the laws of the state of Israel (“Citrine”), entered into an Amended and Restated Common Stock Purchase Agreement (the “AR Citrine Agreement”) which amended and restated the Common Stock Purchase Agreement dated January 6, 2020 described in the Current Report on Form 8-K filed by the Company on January 9, 2020.

Citrine technology investment and finance group empowers high potential businesses for international market breakthrough. The group, which includes Citrine Technology Investment and Holdings Ltd., WealthStone Private Equity, Neto Finance, and other leading partners and consultants from Israel, Europe, USA, China and across the globe, is a meeting point for experienced market leaders from a variety of areas, such as technology, biotech, real estate, financing, banking, management, marketing, patent registration, international mergers and acquisitions, IPOs, and more. With its deep multi-disciplinary expertise, the group is the financing choice of many Israeli high-growth companies and is now expanding its offering globally. The group provides customized alternative financing solutions to growth-stage companies, using a varied set of financing tools, including venture and alternative lending, asset-based, equipment and invoice financing, bridge loans and more. The group’s financial tools support companies’ global growth and consolidation as well as answer companies’ needs for real estate expansion and development, and have seen investments in many technology and biotech companies, among them Nicast, NanoMedic, WellBe, Biocep, Improdia, Intelicanna, IBOT, Cannbit, Dario, Cannabliss, ISB, BSP Medical, and more. The group focuses on high growth technology, health, wellbeing and foodtech companies, addressing global markets worth hundreds of millions of dollars. Citrine is preparing and intends to file an offering prospectus on Form S-1.

Pursuant to the AR Citrine Agreement, the Company agreed to sell Citrine, or its group of business partners, up to an aggregate of 893,699,276 shares of the Company’s common stock, representing approximately 95% of the Company’s fully diluted capital, in two tranches, with the initial tranche of up to 452,063,196 shares of the Company’s common stock to be sold conditioned upon (i) the resignation of the Company’s existing members of its Board of Directors (the “Board”), consisting of Oren Traistman and Yossef De-Levy, (ii) the appointment of each of Ora Meir Soffer, Ilan Ben Ishay and Ilanit Halperin as members of the Board, and (iii) the transfer of the Company’s signatory rights to all Company bank accounts in the name of Citrine’s nominee (collectively, the “Pre-Closing”). In addition, the AR Citrine Agreement provides for the second tranche of up to the remaining number of shares of common stock that will result in Citrine, or its group of business partners, owning 95% of the Company’s fully diluted capital stock, to be sold conditioned upon the filing of the Company’s previously approved amendment to its First Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital, which is expected to occur on or about March 9, 2020 (the “Closing”). The proceeds from the Pre-Closing and Closing are intended to be transferred to the Company’s wholly owned subsidiary, Novomic Ltd., in satisfaction of existing liabilities.

The shares issued pursuant to the AR Citrine Agreement are to be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

The foregoing description of the AR Citrine Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of AR Citrine Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The AR Citrine Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the AR Citrine Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 regarding the AR Citrine Agreement is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Common Stock Purchase Agreement, dated February 23, 2020, by and between TechCare Corp. and Citrine S A L Investment & Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Director

Date: February 27, 2020